SCHEDULE A

                     SERIES OF NEUBERGER BERMAN EQUITY FUNDS


Neuberger Berman Century Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund


Date: June 15, 2005


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                                   SCHEDULE B

                              RATE OF COMPENSATION


FUND                                                              RATE OF COMPENSATION BASED ON EACH
                                                                  FUND'S AVERAGE DAILY NET ASSETS

Neuberger Berman Century Fund                                     0.550% of first $250 million
Neuberger Berman Focus Fund                                       0.525% of next $250 million
Neuberger Berman Guardian Fund                                    0.500% of next $250 million
Neuberger Berman Manhattan Fund                                   0.475% of next $250 million
Neuberger Berman Partners Fund                                    0.450% of next $500 million
Neuberger Berman Regency Fund                                     0.425% of next $2.5 billion
Neuberger Berman Socially Responsive Fund                         0.400% in excess of $4 billion

Neuberger Berman Fasciano Fund                                    0.850% of first $500 million
                                                                  0.825% of next $500 million
                                                                  0.800% of next $500 million
                                                                  0.775% of next $500 million
                                                                  0.750% of next $500 million
                                                                  0.725% in excess of $2.5 billion

Neuberger Berman Genesis Fund                                     0.850% of first $250 million
Neuberger Berman Millennium Fund                                  0.800% of next $250 million
                                                                  0.750% of next $250 million
                                                                  0.700% of next $250 million
                                                                  0.650% in excess of $1 billion

Neuberger Berman International Fund                               0.850% of first $250 million
Neuberger Berman International Institutional Fund                 0.825% of next $250 million
                                                                  0.800% of next $250 million
                                                                  0.775% of next $250 million
                                                                  0.750% of next $500 million
                                                                  0.725% of next $1 billion
                                                                  0.700% in excess of $2.5 billion

Neuberger Berman Real Estate Fund                                 0.850%



Date: June 15, 2005